American International Construction Inc.
             A DIVISION OF AMERICAN INTERNATIONAL CONSOLIDATED INC.
                                 14603 Chrisman
                              Houston, Texas 77039
                       (281) 449-9000 o FAX (281) 442-6351



November 3, 1997



Mr. Kenneth W. Maddox
Vice President/Chief Financial Officer
MBCI
14031 West Hardy
Houston, TX 77060


Dear Ken:

As you are aware, we have reduced the amount of our initial public offering as a result of the offering changing form one of a "best efforts" basis to one on a "firm commitment" basis. Accordingly, we hereby request the MBCI confirm their agreement to certain changes in the "Use of the Proceeds" from the offering which are specified on the attached schedule.

Please sign the statement below acknowledging MBCI's understanding of the changes to the use of the public offering proceeds. Thank you for your cooperation.

Sincerely,



/s/  John T. Wilson
-----------------------
John T. Wilson
Chief Executive Officer

JTW/ad




MBCI hereby confirms that $1,000,000 of the offering proceeds will be used to reduce American International Consolidated Inc.'s accounts payable balance to MBCI. Previously, $1,200,000 of the offering proceeds were to be used to reduce American International Consolidated Inc.'s not payable to MBCI.



/s/ Kenneth W. Maddox                       November 4, 1997
---------------------                       ----------------
Kenneth W. Maddox                           Date
Chief Financial Officer
MBCI





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